UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2025

Peoples Bancorp of North Carolina, Inc.
(Exact Name of Registrant as Specified in Its Charter)

North Carolina
(State or Other Jurisdiction of Incorporation)

000-27205	56-2132396
(Commission File No.)	(IRS Employer Identification No.)

518 West C Street, Newton, North Carolina	28658
(Address of Principal Executive Offices)	(Zip Code)

(828) 464-5620
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Peoples Bancorp of North Carolina, Inc.

INDEX
Page

Item 5.07 – Submission of Matters to a Vote of Security Holders	2

Signatures	3

Item 5.07.  Submission of Matters to a Vote of Security Holders

(a)	Annual Shareholders’ Meeting – May 1, 2025

(b)

Directors elected at the meeting are as follows: Ashton V. Abernethy, James S. Abernethy, Robert C. Abernethy, Sr., Robert C. Abernethy, Jr., Douglas S. Howard, John W. Lineberger, Jr., Gary E. Matthews, Billy L. Price, Jr. MD, William Gregory Terry, Dan Ray Timmerman, Jr. and Benjamin I. Zachary

At the May 1, 2025 Annual Shareholders’ Meeting the following items were submitted to a vote of shareholders:

1)	Election of Directors:

	Votes For	Votes Against	Votes Withheld	Broker Non-votes
Ashton V. Abernethy	3,285,687	-	767,767	936,107
James S. Abernethy	2,880,153	-	1,173,301	936,107
Robert C. Abernethy, Sr.	2,705,893	-	1,347,561	936,107
Robert C. Abernethy, Jr.	3,326,914		726,540	936,107
Douglas S. Howard	3,398,327	-	655,127	936,107
John W. Lineberger, Jr.	3,762,807	-	290,647	936,107
Gary E. Matthews	3,399,027	-	654,427	936,107
Billy L. Price, Jr. MD	3,763,607	-	289,847	936,107
William Gregory Terry	3,758,907	-	294,547	936,107
Dan Ray Timmerman, Jr.	3,788,999	-	264,455	936,107
Benjamin I. Zachary	3,763,415	-	290,039	936,107

2)	Participation in advisory (non-binding) vote to approve the compensation of the Company’s named executive officers

Votes For – 3,458,170; Votes Against – 541,252; Votes Abstained – 54,032; Broker Non-votes – 936,107

3)	Participation in advisory (non-binding) vote to determine the frequency in which shareholders approve the compensation of the Company’s named executive officers

Votes For 3 Years – 1,746,781; Votes For 2 Years – 50,576; Votes For 1 Year – 2,250,730; Votes Abstained – 5,367; Broker Non-votes – 936,107

4)	Ratification of appointment of Independent Registered Public Accounting Firm – Forvis Mazars, LLP

Votes For – 4,947,079; Votes Against – 36,329; Votes Abstained – 6,153; Broker Non-votes – 0

(c)	Not applicable

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP OF NORTH CAROLINA, INC.

Date: May 2, 2025	By:	/s/ Jeffrey N. Hooper
Jeffrey N. Hooper
Executive Vice President and Chief Financial Officer

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